Exibit e(v)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

     Pursuant to paragraph 12 of the Underwriting Agreement dated as of June 25, 1993, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established five new series of its shares (each a New Fund and collectively the New Funds) and a new share class for each of the following series (collectively the New Classes) as set forth below:

               __________________________________________________

Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Aggressive Growth Fund - Institutional Shares
Emerging Markets Fund - Institutional Shares
Growth Fund - Institutional Shares
High-Yield Opportunities Fund - Institutional Shares
Income Fund - Institutional Shares
Income Stock Fund - Institutional Shares
Intermediate-Term Bond Fund - Institutional Shares
International Fund - Institutional Shares
Precious Metals and Minerals Fund - Institutional Shares
Short-Term Bond Fund - Institutional Shares
Small Cap Stock Fund - Institutional Shares
Value Fund - Institutional Shares
                ________________________________________________

     Please be further advised that the Trust desires to retain the Underwriter to sell and distribute shares of the New Funds and the New Classes and to render other services to the New Funds and New Classes as provided in the Underwriting Agreement.

     Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                      USAA MUTUAL FUNDS TRUST



Attest: _________________________     By:  ________________________________
        Mark S. Howard                     Christopher W. Claus
        Secretary                          President

Date:  As of July __, 2008

     We are willing to render services to the New Funds and the New Classes as set forth in the Underwriting Agreement.

                                      USAA INVESTMENT MANAGEMENT COMPANY



Attest: _________________________     By:  ________________________________
        Christopher P. Laia                 Clifford A. Gladson
        Assistant Secretary                 Senior Vice President


Dated:  As of July __, 2008